UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2014

WARNER CHILCOTT LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-199019	98-0496358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

Victorian Street

Hamilton HM 12

Bermuda

(Address of Principal Executive Offices)

(441) 295-2244

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 16, 2014, Actavis plc, a company incorporated under the laws of Ireland (“Parent” or “Actavis”) and of which Warner Chilcott Limited is a consolidated subsidiary, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Avocado Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”) and Allergan, Inc., a Delaware corporation (“Allergan” or the “Company”).

Under the terms of the Merger Agreement, the acquisition of Allergan will be accomplished through a merger of Merger Sub with and into Allergan (the “Merger”), with Allergan being the surviving corporation (the “Surviving Corporation”).

At the effective time of the Merger, each share of the Company’s common stock (“Company Common Stock”) issued and outstanding immediately prior to the Merger (other than dissenting shares and shares held by Actavis, Merger Sub, Allergan or any of their respective subsidiaries) will be converted into the right to receive (i) $129.22 in cash, without interest, (the “Cash Consideration Portion”) and (ii) 0.3683 of an ordinary share (each, a “Parent Share”) of Actavis (the “Stock Consideration Portion” and, together with the Cash Consideration Portion, the “Merger Consideration”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase Company Common Stock (a “Company Option”), each outstanding restricted share of Company Common Stock (a “Company Restricted Share”) and each outstanding Company restricted stock unit (a “Company RSU”) held by an employee or other service provider of the Company that will continue to be employed by or provide services to, Parent or the Surviving Corporation (such employees or service providers, collectively, the “Continuing Service Providers”) will be converted into equivalent awards in respect of Parent Shares using a customary exchange ratio, with performance in respect of any performance-based Company RSUs granted in 2014 being deemed achieved at target and with respect to performance-based Company RSUs granted prior to 2014, based on actual performance through the closing of the Merger. Each outstanding Company Option, each outstanding Company Restricted Share and each outstanding Company RSU, in each case, held by employees or service providers other than Continuing Service Providers will be cancelled and converted into a right to receive the Merger Consideration, or in the case of such Company Options, an amount in cash equal to the sum of the Cash Consideration Portion and the value of the Stock Consideration Portion less the applicable exercise price, subject to applicable withholding taxes.

Each of Parent’s and the Company’s obligation to consummate the Merger is subject to a number of conditions specified in the Merger Agreement, including the following: (i) approval by the Parent shareholders of the issuance of Parent Shares in the Merger, (ii) adoption of the Merger Agreement by the Company stockholders, (iii) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and receipt of customary antitrust clearances in the European Union and certain other jurisdictions, (iv) the Parent Shares to be issued in the Merger being approved for listing on the New York Stock Exchange, (v) the Form S-4 to be filed by Parent with respect to the Parent Shares to be issued in the Merger being declared effective by the Securities and Exchange Commission (the “SEC”), (vi) the representations and warranties of the other party being true and correct, subject to the materiality standards contained in the Merger Agreement, (vii) absence of specified adverse laws or orders, (viii) material compliance by the other party with its covenants and (ix) the absence of a material adverse effect with respect to the other party after execution of the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants by the parties. The Company has agreed not to solicit any offers or proposals for alternative transactions, or engage in discussions or participate in negotiations regarding such offer or proposal or furnish any nonpublic information regarding the Company to any person that has or expressed an interest in making such offer or proposal, except that if the Company board of directors determines that a proposal not resulting from a breach of the Merger Agreement constitutes, or would reasonably be expected to result in, a “superior proposal” (as defined in the Merger Agreement) the Company will be entitled to furnish the person making such proposal with non-public information and negotiate with such person. The Merger Agreement also requires each of Parent and the Company to call and hold shareholder meetings and requires the respective boards of directors to recommend that their shareholders approve the issuance of Parent Shares or adopt the Merger Agreement, respectively. Each of the respective boards of directors is permitted to change their recommendation in response to an “intervening event” (as defined in the Merger Agreement). The Company board of directors is also permitted to change its recommendation if it determines that a competing proposal constitutes a “superior proposal.”

Each of the parties has agreed, subject to the terms and conditions of the Merger Agreement, to use its reasonable best efforts to satisfy the conditions to the Merger. Parent has agreed to take all necessary actions to cause the required antitrust clearances to be obtained.

The Merger Agreement contains certain customary termination rights, including, among others, (i) the right of either Parent or the Company to terminate the Merger Agreement if the Company’s stockholders fail to adopt the Merger Agreement or if Parent’s shareholders fail to approve the issuance of Parent Shares, (ii) the right of either party to terminate the Merger Agreement if the board of directors of the other party changes its recommendation, (iii) the right of the Company to terminate the Merger Agreement to accept a superior proposal, (iv) the right of either Parent or the Company to terminate the Merger Agreement if the Merger has not occurred by September 30, 2015 (the “Outside Date”, which date the Merger Agreement provides to be extended to November 16, 2015 under certain circumstances) and (v) the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants, subject to certain conditions.

The Merger Agreement provides for the Company to pay a termination fee of $2.1 billion if the Merger Agreement is terminated by Parent as a result of the Company board of directors changing its recommendation that the Company stockholders adopt the Merger Agreement or if the Merger Agreement is terminated by the Company to accept a superior proposal. The Merger Agreement also provides for the Company to pay a termination fee of $2.1 billion if the Merger Agreement is terminated as a result of the Company stockholder approval not being obtained or the Merger not being consummated by the Outside Date, a competing proposal was publicly disclosed and not publicly, irrevocably withdrawn prior to the Company stockholder meeting or the termination of the Merger Agreement as a result of the Merger not being consummated by the Outside Date, as applicable, and the Company consummates a competing proposal within twelve months of such termination or the Company enters into a definitive agreement for a competing proposal within such twelve month period and such competing proposal is subsequently consummated. If the Merger Agreement is terminated as a result of the Company stockholder approval not being obtained, the Merger Agreement provides for the Company to reimburse Parent for up to $680 million in expenses incurred by Parent in connection with the Merger (such payment to be credited against any termination fee that subsequently becomes payable by the Company). The Merger Agreement provides for Parent to pay a termination fee of (i) $2.1 billion if the Merger Agreement is terminated as a result of the requisite antitrust approvals not being obtained or (ii) $1.3 billion if the Parent shareholder approval is not obtained or if the Merger Agreement is terminated by the Company as a result of the Parent board of directors changing its recommendation that the Parent shareholders approve the issuance of Parent shares.

Additionally, Actavis has agreed that it will appoint two directors of Allergan to the board of directors of Actavis immediately after the closing of the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about Parent or the Company.

The Merger Agreement contains representations and warranties by Parent and the Company with respect to matters as of specified dates. The representations and warranties: reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Parent’s or the Company’s shareholders; in certain cases, merely represent risk-allocation decisions among the parties; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the Merger Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s public disclosures.

Parent plans to pay the Cash Consideration Portion from cash on hand and with the anticipated proceeds of the following (collectively, the “Financing”): (i) a tranche of senior unsecured term loans in an original aggregate principal amount of $2.5 billion (the “Three Year Tranche”), (ii) a tranche of senior unsecured term loans in an original aggregate principal amount of $2.5 billion (the “Five Year Tranche” and, together with the Three Year Tranche, the “Term Facilities”), (iii) $22.5 billion in gross proceeds from the issuance and sale of senior unsecured notes by Actavis Funding SCS (the “Notes”), (iv) $8.9 billion in gross proceeds from the issuance and sale of common equity interests and/or mandatorily convertible preferred equity interests by Parent (the “Equity Securities”) and (v) if cash on hand of the Company is not available at closing, a senior unsecured bridge loan tranche in an original aggregate principal amount of $4.698 billion (the “Cash Bridge Facility”).

On November 16, 2014, Parent entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMorgan”), Mizuho Bank, Ltd. (“Mizuho”), Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with JPMCB, JPMorgan, Mizuho and Wells Fargo Bank, the “Commitment Parties”) in connection with the Financing. Pursuant to the Commitment Letter, the Commitment Parties have committed to provide to Parent (i) if the credit documentation with respect to the Term Facilities does not become effective in accordance with its terms and/or the Notes and/or the Equity Securities are not issued and sold, up to $36.4 billion in loans under a senior unsecured bridge facility (the “Bridge Facility”), (ii) the Cash Bridge Facility and (iii) replacement credit facilities with respect to Parent’s existing term loan facilities and revolving facility in the event that certain proposed amendments to the term loan facilities and revolving facility to be sought in connection with the Merger are not obtained.

The Commitment Parties’ commitments pursuant to the Commitment Letter are subject to several customary conditions, including (i) no material adverse effect with respect to the Company having occurred since the date of the Merger Agreement, (ii) the negotiation of definitive financing agreements for the Financing and (iii) other customary closing conditions set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. A copy of the Commitment Letter has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about Parent, the Company or any of their respective subsidiaries.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Actavis and Allergan, Actavis will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Actavis and Allergan that also constitutes a prospectus of Actavis. The definitive joint proxy statement/prospectus will be delivered to shareholders of Actavis and Allergan. INVESTORS AND SECURITY HOLDERS OF ACTAVIS AND ALLERGAN ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Actavis and Allergan through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Actavis will be available free of charge on Actavis’ internet website at www. Actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Allergan will be available free of charge on Allergan’s internet website at www. Allergan.com or by contacting Allergan’s Investor Relations Department at (714) 246-4766.

Participants in the Merger Solicitation

Actavis, Allergan, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Actavis and Allergan shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Allergan is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 26, 2014 and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Actavis is set forth in Actavis, Inc.’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014 and certain of Actavis Inc.’s and Actavis’ Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to estimated or anticipated future results of Actavis and/or Warner Chilcott Limited, as applicable (the “Company”), including estimated synergies, or other non-historical facts are forward-looking statements that reflect the Company’s current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Allergan acquisition, including future financial and operating results, the Company’s or Allergan’s plans, objectives, expectations and intentions and the expected timing of completion of the transaction. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business, Allergan’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the Allergan acquisition; subsequent integration of the Allergan acquisition and the ability to recognize the anticipated synergies and benefits of the Allergan acquisition; the ability to obtain required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Allergan and Actavis shareholder approvals; the risk that a condition to closing of the Allergan acquisition may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the value of the Actavis shares to be issued in the transaction; the anticipated size of the markets and continued demand for the Company’s and Allergan’s products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of debt) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for the Company’s and Allergan’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to the Company’s and Allergan’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase the Company’s consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, Current Report on Form 8-K filed on May 20, 2014, in Warner Chilcott Limited’s Registration Statement on Form S-4 effective as of October 16, 2014, and from time to time in Actavis’ other investor communications. Except as expressly required by law, Warner Chilcott Limited disclaims any intent or obligation to update or revise these forwardlooking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Agreement and Plan of Merger, dated November 16, 2014, by and among Actavis plc, Avocado Acquisition Inc. and Allergan, Inc.

99.2	Commitment Letter, dated as of November 16, 2014, by and among Actavis plc, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Mizuho Bank, Ltd., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2014	Warner Chilcott Limited

	By:	/s/ A. Robert D. Bailey
		Name:	A. Robert D. Bailey
		Title:	Chief Legal Officer and Corporate Secretary

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Agreement and Plan of Merger, dated November 16, 2014, by and among Actavis plc, Avocado Acquisition Inc. and Allergan, Inc.

99.2	Commitment Letter, dated as of November 16, 2014, by and among Actavis plc, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Mizuho Bank, Ltd., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

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